Exhibit 4.4

Amended and Restated BY-LAWS

OF

Lenz Therapeutics, Inc.

(a Delaware corporation)

Adopted by the Sole Incorporator on October 28, 2020

Affirmed by the Board of Directors on October 30, 2020

Amended and restated on March 1, 2023

Amended and Restated BY-LAWS

OF

Lenz Therapeutics, Inc.

ARTICLE 1.- Stockholders

1.1 Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office of the corporation in Delaware. the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the second Thursday of April in each year, at a time and place fixed by the Board of Directors or the President. If this date shall fall upon a legal holiday at the place of the meeting, then such meeting shall be held on the next business day at the same hour. If no annual meeting shall be held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as shall be convenient. If no annual meeting shall be held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

1.3 Special Meetings. Special meetings of stockholders may be called at any time by the President or by the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4 Notice of Meetings. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, written notice of any meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting and the means of remote communications, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

1.5 Participation by means of Remote Communications. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

1.6 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. Such place shall be specified in the notice for the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who shall be present.

1.7 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the shares of such class issued and outstanding and entitled to vote at the meeting), present in person or represented by proxy, shall constitute a quorum for the transaction of any business of the corporation.

1.8 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of 30 days or less if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. Notice of the time and place shall be duly given to all shareholders of record and entitled to vote at the adjourned meeting of any adjournment of more than 30 days. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

1.9 Voting and Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized officer, director, employee or agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.10 Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. Any election of directors of the corporation by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

1.11 Action without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock entitled to vote having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted, consent in writing to the action so taken. Prompt notice of corporate taken action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 2.- Directors

2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, which may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

2.2 Number; Election and Qualification. The number of directors that shall constitute the whole Board of Directors shall be determined by resolution of the stockholders or the Board of Directors, but in no event shall such number be less than one. The number of directors may be decreased at any time and from time to time either by the stockholders or by a majority of the directors then in office, but only to eliminate vacancies then existing. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation. Directors need not be residents of, or citizens of, the United States of America.

2.3 Enlargement of the Board. The number of directors may be increased at any time and from time to time by the stockholders or by a majority of the directors then in office.

2.4 Tenure. Each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal.

2.5 Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

2.6 Resignation. Any director may resign by delivering his written resignation to the corporation at its principal office, or to the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.7 Regular Meetings. Regular meetings of the Board of Directors may be held without notice, at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors, provided that any director who shall be absent when such a determination is made shall be duly given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.8 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, as may be designated in a call by the Chairman of the Board, President, two or more directors, or by one director if there shall be only a single director in office.

2.9 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by notice given to such Director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or telex, or by delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting, (iii) by facsimile, e-mail or other electronic communication at least 48 hours in advance of the meeting or (iv) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.10 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in meetings of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meetings.

2.11 Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. If one or more of the directors shall be disqualified to vote at any meeting, the required quorum shall be reduced by one for each such director so disqualified, but in no case shall less than one-third (1/3) of the total number of the whole Board of Directors constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time, without further notice other than announcement at the meeting, until a quorum shall be present.

2.12 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

2.13 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members then in office of the Board or committee, as the case may be, shall consent to the action in writing or by electronic transmission and such consents are filed with the minutes of proceedings of the Board or committee.

2.14 Removal. Any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

2.15 Committees. The Board of Directors, by resolution passed by a majority of the whole Board, may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority (i) to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) to amend or repeal these By-Laws or to adopt any new by-laws. Each such committee shall keep minutes and make such reports as the Board of Directors may request from time to time. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

2.16 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may determine from time to time. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE 3.- Officers

3.1 Enumeration. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers having such other titles as the Board of Directors shall determine, including but not limited to a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2 Election. The President, the Treasurer and the Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

3.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

Except as the Board of Directors may otherwise determine, no officer who shall resign or be removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason, and, in its discretion, may leave unfilled for any period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

3.7 Chairman of the Board and Vice-Chairman of the Board. The Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as chief executive officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may be vested in him by the Board of Directors from time to time.

3.8 President. Subject to the direction of the Board of Directors, the President shall have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, and, if he is a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the Chairman of the Board or another officer as chief executive officer, the President shall be the chief executive officer of the corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may prescribe from time to time. If the President shall be absent or unable to act, or shall refuse to act, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President; when so performing he shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may prescribe from time to time. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. If the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties of the Secretary; when so performing he shall have all the power of and be subject to all the restrictions upon the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may be assigned to him by the Board of Directors or the President from time to time. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds and to render as required by the Board of Directors, statements of all such transactions and of the financial condition of the corporation.

The Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may prescribe from time to time. If the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties of the Treasurer; when so performing he shall have all the powers of and be subject to all the restrictions upon the Treasurer.

3.12 Salaries. Officers of the corporation shall be entitled to such salaries compensation or reimbursement as shall be fixed or allowed by the Board of Directors. from time to time

ARTICLE 4.- Capital Stock

4.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2 Certificates of Stock. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of, the corporation by the President or a Vice President, or the Chairman or Vice-Chairman, if any, of the Board of Directors, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

4.3 Transfers. Subject to the Restrictions on Transfer set forth in Section 4.4 and except as otherwise established by rules and regulations adopted by the Board of Directors and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

4.4 Restrictions on Transfer. The Class A Common Stock and Class B Common Stock shall be subject to the following restrictions:

4.4.1 Right of First Refusal. The Corporation shall have the right, but not an obligation, to purchase some or all of the shares of Class A Common Stock and/or Class B Common Stock that the holder thereof may propose to transfer to any person or entity (a “Prospective Transferee”), at the same price and on the same terms and conditions as those offered to the Prospective Transferee (a “Right of First Refusal”).

4.4.2 Notice. Each holder of shares of Class A Common Stock and/or Class B Common Stock proposing to make a transfer thereof (a “Selling Holder”) must deliver to the Corporation a written notice (a “Proposed Transfer Notice”) not later than forty-five (45) days prior to the consummation of such proposed transfer. Such Proposed Transfer Notice shall state the number and class of shares proposed to be transferred (the “Transfer Shares”), the material terms and conditions (including the price and form of consideration) of the proposed transfer, the identity of the Prospective Transferee and the intended date of the proposed transfer.

4.4.3 Exercise. To exercise its Right of First Refusal, the Corporation must deliver to the Selling Holder, no later than fifteen (15) days after delivery of the Proposed Transfer Notice, written notice that the Corporation intends to exercise its Right of First Refusal as to some or all of the Transfer Shares, specifying the number of Transfer Shares to be purchased by the Corporation (an “Exercise Notice”).

4.4.4 Closing; Consideration. If the consideration proposed to be paid for the Transfer Shares in the Proposed Transfer Notice is in property, services or other non-cash consideration, the fair market value of such consideration shall be as determined in good faith by the Board of Directors and shall be set forth in the Exercise Notice. If the Corporation cannot for any reason pay for the Transfer Shares in the same form of non-cash consideration as specified in the Proposed Transfer Notice, the Corporation may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and set forth in the Exercise Notice. The closing of the purchase of Transfer Shares by the Corporation shall take place, and all payments from the Corporation shall have been delivered to the Selling Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the proposed transfer; and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

4.4.5 Sale to the Prospective Transferee. If the Corporation elects not to exercise its Right of First Refusal or fails to deliver an Exercise Notice no later than fifteen (15) days after delivery of the Proposed Transfer Notice, the Selling Holder may transfer the Transfer Shares to the Prospective Transferee at the price and on the terms specified in the Proposed Transfer Notice no later than five (5) days after the intended date of transfer specified in the Proposed Transfer Notice. If the Corporation elects to exercise its Right of First Refusal with respect to some, but not all, of the Transfer Shares, the Selling Holder may transfer the balance of the Transfer Shares to the Prospective Transferee at the price and on the terms specified in the Proposed Transfer Notice no later than five (5) days after the intended date of transfer specified in the Proposed Transfer Notice. In the transfer of the Transfer Shares to the Prospective Transferee is not consummated five (5) days after the intended date of transfer specified in the Proposed Transfer Notice, the Selling Holder may not sell any Transfer Shares unless he, she or it first complies in full with each provision of this Section 4.4.

4.4.6 Effect of Failure to Comply. Any purported transfer or sale of any shares of Class A Common Stock or Class B Common Stock not made in compliance with the requirements of this Section 4.4 shall be null and void ab initio, shall not be recorded on the books of the Corporation or its transfer agent and shall not be recognized by the Corporation.

4.4.7 Exempted Transfers. Notwithstanding anything to the contrary in this Section 4.4, the provisions of this Section 4.4 shall not apply (a) in the case of a holder of shares of Class A Common Stock or Class B Common Stock that is an entity, upon a transfer by such holder to its stockholders, members, partners or other equity holders, (b) to a repurchase of shares of Class A Common Stock by the Corporation at a price no greater than that originally paid by such holder for such shares of Class A Common Stock pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, (c) shares of Class A Common Stock issued upon conversion of any preferred stock of the Corporation, or (d) in the case of a holder of shares of Class A Common Stock or Class B Common Stock who is a natural person, upon a transfer of such shares by such holder made (i) for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such holder (or of such holder’s spouse) (all of the foregoing collectively referred to as “Family Members”), or any other relative approved by unanimous consent of the Board of Directors, or any custodian or trustee of any trust, partnership or limited liability Corporation for the benefit of, or the ownership interests of which are owned wholly by such holder or any such Family Members or (ii) pursuant to a divorce decree or domestic relations order of a court of competent jurisdiction; provided that in the case of clauses (a) or (d), the holder shall deliver prior written notice to the Corporation of such transfer of shares of Class A Common Stock or Class B Common Stock and such transferred shares shall at all times remain subject to the transfer restrictions contained in these Bylaws and such transferee shall, as a condition to such transfer, deliver a written acknowledgment that such transferee shall be bound by the transfer restrictions and lock-up provisions contained in this Section 4.4; and provided further that in the case of any transfer pursuant to clause (a) or (d) above, such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

4.4.8 Prohibited Transferees. No holder of shares of Class A Common Stock or Class B Common Stock shall transfer any such shares to (a) any entity which, in the determination of the Board of Directors, directly or indirectly competes with the Corporation; or (b) any customer, distributor or supplier of the Corporation, if the Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Corporation at a competitive disadvantage with respect to such customer, distributor or supplier.

4.4.9 Lock-Up. No holder of shares of Class A Common Stock and/or Class B Common Stock may, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Corporation’s initial public offering (the “IPO”) and ending on the date specified by the Corporation and the managing underwriter (such period not to exceed one hundred eighty (l80) days), or such other period as may be requested by the Corporation or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto) (the “Lock-Up Period”), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately prior to the effectiveness of the registration statement for the IPO; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, Preferred Stock or other securities, in cash or otherwise. The foregoing provisions of this Subsection 4.4.9 shall not apply to (x) the sale of any shares to an underwriter pursuant to an underwriting agreement or (y) any shares of Class A Common Stock issued upon conversion of any preferred stock of the Corporation, and shall be applicable to the holders of shares of Class A Common Stock and/or Class B Common Stock only if all officers and directors of the Corporation are subject to the same restrictions.

4.4.10 Termination. The provisions of this Section 4.4 shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the IPO; and (b) the consummation of a Deemed Liquidation Event (as defined in the Certificate of Incorporation); provided, however, that, notwithstanding the foregoing, the provisions of Subsection 4.4.9 shall survive until the expiration of the Lock-Up Period.

4.5 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including without limitation the presentation of reasonable evidence of such loss, theft or destruction and the giving of such bond as the Board of Directors may require sufficient to indemnify the corporation, any transfer agent or the registrar against any claim that may be made against any or all of them on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

4.6 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of taking any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date shall be fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent or dissent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law or otherwise is necessary, shall be the day on which the first written consent or dissent is delivered to the corporation by delivery to its registered office in the State of Delaware, to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the registered office of the corporation shall be by hand or by certified or registered mail, return receipt requested. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors shall adopt the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting.

ARTICLE 5.- General Provisions

5.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3 Waiver of Notice. Whenever any notice whatsoever shall be required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice, either in writing signed by the person entitled to such notice or the duly authorized attorney or such person, or by email, telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, shall be deemed equivalent to such notice. The appearance of such person or persons at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting unless the person or proxy shall appear at such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the grounds that such meeting is not lawfully called or convened.

5.4 Voting of Securities. Unless the directors otherwise designate, the President or the Treasurer may waive notice of, and act as, or appoint any person or persons to act as proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

5.5 Evidence of Authority. A certificate by the Secretary, an Assistant Secretary or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall be conclusive evidence of such action as to all persons who rely on the certificate in good faith.

5.6 Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

5.7 Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers of the corporation, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers of the corporation are directors or officers or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) the material facts of his relationship or interest and of the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) the material facts of his relationship or interest of the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

5.8 Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

5.9 Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE 6.- Indemnification

The Corporation, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened shall, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, provided that such expenses, actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding, provided that any such payment shall be conditioned upon receipt by the Corporation of an undertaking by the person indemnified to repay such payment if it shall be ultimately determined that such person is not entitled to indemnification under this Article.

The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation, to the extent authorized from time to time by its Board of Directors, may grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation; and such rights may be equivalent to, or greater or less than, those set forth in this Article.

ARTICLE 7.- Amendments

7.1 By the Board of Directors. These By-Laws may be altered, amended or repealed, and new by-laws may be adopted, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

7.2 By the Stockholders. These By-Laws may be altered, amended or repealed, and new bylaws may be adopted, by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding, present in person or by proxy, and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided that notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of any such special meeting.

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LENZ THERAPEUTICS, INC.

CERTIFICATE OF ADOPTION OF BYLAWS

The undersigned certifies that he or she is the duly elected, qualified and acting Secretary or Assistant Secretary of Lenz Therapeutics, Inc., a Delaware corporation (the “Company”), and that the accompanying amended and restated bylaws were adopted as the bylaws of the Company on March 1,2023.

/s/ Eef Schimmelpennink
(signature)

Eef Schimmelpennink
(print name)

Secretary
(title)

March 1, 2023
(date)